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                                                                    Exhibit 4(a)

                                AMENDMENT NO. 10
                                       TO
               THE BRUSH WELLMAN INC. SAVINGS AND INVESTMENT PLAN
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 1995)
                 -----------------------------------------------

         Brush Wellman Inc., an Ohio corporation, hereby adopts this Amendment No. 10 to the Brush Wellman Inc. Savings and Investment Plan (the "Plan").


                                       I.

         Paragraph (6) of Section 1.1 of the Plan is amended to provide as follows:

          (6) COMPANY: Brush Wellman Inc., an Ohio corporation, in respect of periods prior to the Effective Time and Brush Engineered Materials Inc., an Ohio corporation, in respect of periods from and after the Effective Time.


                                       II.

         A new Paragraph (11A) is added to Section 1.1 of the Plan to provide as follows:

          (11A) EFFECTIVE TIME: The "Effective Time" as defined in that certain Agreement of Merger executed or to be executed by and among Brush Merger Co., Brush Wellman Inc. and Brush Engineered Materials Inc.


                                      III.

         The first sentence of Paragraph (10) of Section 1.1 of the Plan is amended to provide as follows:

          All non-deferred compensation (before withholdings and deductions for taxes or other purposes) paid in cash or by check by his Employer to an Employee except for (a) payment of, or reimbursement for, expenses or losses incurred or to be incurred by an Employee, (b) any payment in connection with the Brush Wellman Inc. 1995 Stock Incentive Plan, as amended, or the Brush Engineered Materials Inc. 1995 Stock Incentive Plan, as amended, (c) any payment in connection with the Brush Wellman Inc. Key Employee Share Option Plan, as amended, or the Brush Engineered Materials Inc. Key Employee Share Option Plan, as amended, and (d) all other payments which shall be determined by the Committee, under non-discriminatory rules uniformly applied, to represent a fringe or supplemental benefit with respect to such an Employee; provided, however, and subject to the exception made in the next sentence, Credited Compensation shall be determined as if there were no reduction of such Credited Compensation


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     pursuant to the CODA provisions of Article III or pursuant to any salary reduction agreement under a plan intended to be qualified under Section 125 of the Code.


                                       IV.

          Paragraph (15) of Section 1.1 of the Plan is amended to provide as follows:

         (15) EMPLOYER: The Company, Brush Wellman Inc., and any other corporation or business organization that has adopted the Plan pursuant to
     Article XII.


                                       V.

          Paragraph (30) of Section 1.1 of the Plan is amended to provide as follows:

          (30) PLAN: The plan, the terms and provisions of which are herein set forth, and as it has been or may be amended or restated from time to time, designated as "The Brush Wellman Inc. Savings and Investment Plan" in respect of periods prior to the Effective Time and as "The Brush Engineered Materials Inc. Savings and Investment Plan" in respect of periods from and after the Effective Time.


                                       VI.

          The first sentence of Section 11.8 of the Plan is amended to provide as follows:

     Coverage under the Plan may be extended to any plant, location, operating unit, or classification of employees of an Employer that is not already covered under the Plan pursuant only to an amendment to Schedule I of the Plan in accordance with the procedures set forth for Plan amendments in
     Section 13.2.




                                      VII.

          The first sentence of Section 12.1 of the Plan is amended to provide as follows:

     Any corporation or other business organization other than the Company may, with the consent of the Board of Directors of the Company, adopt the Plan and thereby become an Employer hereunder by executing a duly authorized instrument and filing a copy thereof with the Company; provided, however, that Brush Wellman Inc. shall be deemed to have adopted the Plan and Brush Engineered Materials Inc. shall be deemed to have consented thereto, without further action on the part of either.






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                                      VIII.

         Schedule I to the Plan is amended by changing all references to "Company" contained therein to "Brush Wellman Inc."

                                       IX.

         The foregoing changes to the Plan shall be effective as of the "Effective Time" as defined in that certain Agreement of Merger executed or to be executed by and among Brush Merger Co., Brush Wellman Inc. and Brush Engineered Materials Inc.


         Executed at Cleveland, Ohio, this 10th day of May, 2000.

                                         BRUSH WELLMAN INC.

                                         By: /s/ Michael C. Hasychak
                                            -----------------------------
                                            Title: Secretary

                                         And /s/ William M. Christoff
                                            -----------------------------
                                            Title: Assistant Treasurer

         Effective as of the "Effective Time" (as hereinbefore defined), Brush Engineered Materials Inc. hereby assumes the status of the "Company" under the Plan.

         Executed at Cleveland, Ohio, this 10th day of May, 2000.

                                         BRUSH ENGINEERED MATERIALS INC.

                                         By:/s/ Michael C. Hasychak
                                            -----------------------------
                                            Title: Secretary

                                         And /s/ William M. Christoff
                                            -----------------------------
                                            Title: Assistant Treasurer





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